Exhibit 99.1

Contact: Matthew P. Deines President & CEO (360) 457-0461

Lynn Terwoerds Appointed to First Fed Board

PORT ANGELES, Wash., Jan. 25, 2023 (GLOBE NEWSWIRE) -- First Fed Bank, subsidiary of First Northwest Bancorp (NASDAQ: FNWB), announced today that Lynn Terwoerds has been appointed to the Board of Directors.

"Lynn is a trusted leader and strategist with extensive experience in cybersecurity for Fortune Global 500 companies. She is adept at optimizing the connections between people, process, and technology. Lynn will be an outstanding addition to our board,” said Matt Deines, President and CEO of First Fed Bank and FNWB.

“First Fed is committed to delivering excellence to their customers, communities, and growing number of fintech partners. I am excited to contribute my technology leadership experience to their journey,” said Terwoerds.

Lynn Terwoerds has over 24 years of experience as a technology thought leader and cybersecurity strategist for global companies including Microsoft, Barclays PLC, and Oracle. Her experience ranges from running global security incident response to developing long-term security strategy for critical infrastructure, which required top secret clearance. She has held leadership positions in multiple industries including healthcare and financial services.

Ms. Terwoerds is a member of the National Association of Corporate Directors and holds NACD Directorship Certification™. Additionally, Ms. Terwoerds is Board President of the Northwest Maritime Center and on the Advisory Board of the Executive Women’s Forum. She previously served on the Board of Directors for the National Women’s Sailing Foundation which is dedicated to enriching the lives of women and girls through education and access to sailing.

About the Company

First Northwest Bancorp (Nasdaq: FNWB) is a financial holding company engaged in investment activities including the business activity of its subsidiary, First Fed Bank, along with other fintech partnerships. First Fed is a small business-focused financial institution which has served its customers and communities since 1923. Currently First Fed has 16 locations in Washington state including 12 full-service branches. First Fed’s business and operating strategy is focused on building sustainable earnings by delivering a full array of financial products and services for individuals, small business, and commercial customers. Additionally, First Fed focuses on strategic partnerships with financial technology (“fintech”) companies to develop and deploy digitally focused financial solutions to meet customers’ needs on a broader scale. FNWB also invests in fintech companies directly as well as through select venture capital partners. In 2022, the Company made a minority investment in Meriwether Group, a boutique investment banking and accelerator firm. In 2021, the Company entered a joint venture to found Quin Ventures, Inc., a fintech focused on financial wellness and lifestyle protection for consumers nationwide. Other fintech partnership initiatives include banking-as-a-service, digital payments and marketplace lending. First Northwest Bancorp was incorporated in 2012. The Company completed its initial public offering in 2015 under the ticker symbol FNWB and is headquartered in Port Angeles, Washington.

First Fed Bank has been recognized by Puget Sound Business Journal as a best workplace, middle market fast 50, and top corporate philanthropist in 2022. By popular vote, First Fed received 2022 awards for Best Bank in the Best of the Northwest, Best Bank in Best of the Peninsula (Clallam and Jefferson), and Best Financial Advisor in Jefferson County. Also, the community bank received a best-in-state bank award from Forbes in 2021. First Fed is a Member FDIC and equal housing lender.

First Northwest Bancorp press release

January 25, 2023

Forward Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Note: Transmitted on Globe Newswire on January 25, 2023 at 7:00 a.m. PDT.